EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN STRATEGIC INVESTMENT CO. ANNOUNCES FIRST QUARTER 2026 RESULTS
Company to Host Investor Webcast and Conference Call Today at 11:00 AM ET
New York, May 15, 2026 - American Strategic Investment Co. (NYSE: NYC) (“ASIC” or the “Company”), a company that owns a portfolio of commercial real estate located within the five boroughs of New York City, announced today its financial and operating results for the third quarter ended March 31, 2026.
First Quarter 2026 Highlights
•Revenue was $7.3 million compared to $12.3 million in the first quarter of 2025, primarily related to the disposition of 1140 Avenue of the Americas in the prior year
•Net loss attributable to common stockholders was $7.8 million, compared to net loss of $8.6 million in the first quarter of 2025
•Cash net operating income (“NOI”) was $2.9 million, compared to $4.2 million in the first quarter of 2025
•Adjusted EBITDA was negative $1.1 million, compared to negative $0.8 million in the first quarter of 2025
•Weighted-average remaining lease term(1) grew to 6.2 years from 6.1 years at the end of the fourth quarter
•69% of annualized straight-line rent from top 10 tenants(2) was derived from investment grade or implied investment grade(3) rated tenants with a weighted-average remaining lease term of 6.7 years
•Portfolio comprised of fixed and variable rate debt at a 4.6% weighted-average interest rate

CEO Comments
“Our performance in the quarter reflects the stability of our portfolio and the quality of our tenant base,” stated Nicholas Schorsch, Jr., CEO of ASIC. “We continue to make deliberate progress on asset dispositions and capital prioritization, and we remain focused on the actions we believe will generate the most durable long-term value for our shareholders.”
Financial Results

	Three Months Ended March 31,
(In thousands, except per share data)	2026	2025
Revenue from tenants	$7,348	$12,308

Net income (loss) attributable to common stockholders	$(7,775)	$(8,592)
Net income (loss) per common share (1)	$(3.04)	$(3.39)

EBITDA	$1,047	$(918)
Adjusted EBITDA	$(1,119)	$(832)
(1)All per share data based on 2,556,769 and 2,533,557 diluted weighted-average shares outstanding for the three months ended March 31, 2026 and 2025, respectively.

Real Estate Portfolio
The Company’s portfolio consisted of five properties comprised of 0.7 million rentable square feet (excluding our 1140 Avenue of the Americas property, which is in a consensual foreclosure process) as of March 31, 2026. Portfolio metrics include:
•76.4% leased
•6.2 years remaining weighted-average lease term
•69% of annualized straight-line rent(4) from top 10 tenants derived from investment grade or implied investment grade tenants with 6.7 years of weighted-average remaining lease term
•Diversified portfolio, comprised of 28% government and public administration tenants, 15% retail tenants, 12% non-profit, 11% fitness and 34% all other industries, based on annualized straight-line rent

Capital Structure and Liquidity Resources
As of March 31, 2026, the Company had $2.5 million of cash and cash equivalents(5). The Company’s net debt(6) to gross asset value(7) was 59.6%, with net debt of $248.5 million.
All of the Company’s debt was fixed-rate as of March 31, 2026. The Company’s total combined debt had a weighted-average interest rate of 4.56%(8).

Advisor Payments Made with Common Stock Issuances in Lieu of Cash

In furtherance of the Company's strategy to prioritize and preserve operating capital, as previously disclosed, in April 2026, the Company’s external Advisor elected to receive shares of the Company’s Class A common stock in lieu of $1,910,169 in advisory fees accrued and payable under the Advisory Agreement through that date, which was approved by the Compensation Committee of the Company’s Board of Directors. The Company has previously issued shares of its Class A common stock in lieu of cash to its Advisor and Property Manager as part of its ongoing efforts to manage operating expenses and conserve liquidity.

Footnotes/Definitions
(1)The weighted-average remaining lease term (years) is weighted by annualized straight-line rent as of March 31, 2026.
(2)Top 10 tenants based on annualized straight-line rent as of March 31, 2026.
(3)As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent” for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of March 31, 2026. Based on annualized straight-line rent, top 10 tenants are 44% actual investment grade rated and 25% implied investment grade rated.
(4)Annualized straight-line rent is calculated using the most recent available lease terms as of March 31, 2026.
(5)Under one of our mortgage loans, we are required to maintain minimum liquid assets (i.e. cash and cash equivalents and restricted cash) of $10.0 million.
(6)Total debt of $251.0 million less cash and cash equivalents of $2.5 million as of March 31, 2026. Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.
(7)Defined as the carrying value of total assets of $445.0 million plus accumulated depreciation and amortization of $82.9 million as of March 31, 2026.
(8)Weighted based on the outstanding principal balance of the debt.

Webcast and Conference Call
ASIC will host a webcast and call on May 15, 2026 at 11:00 a.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the ASIC website, www.americanstrategicinvestment.com, in the “Investor Relations” section.
Dial-in instructions for the conference call and the replay are outlined below.
To listen to the live call, please go to ASIC’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the ASIC website at www.americanstrategicinvestment.com.
Live Call
Dial-In (Toll Free): 1-877-269-7751
International Dial-In: 1-201-389-0908

Conference Replay*
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 13760299
*Available from May 15, 2026 through May 29, 2026.
About American Strategic Investment Co.
American Strategic Investment Co. (NYSE: NYC) owns a portfolio of commercial real estate located within the five boroughs of New York City. Additional information about ASIC can be found on its website at www.americanstrategicinvestment.com.
Supplemental Schedules
The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of ASIC’s website at www.americanstrategicinvestment.com and on the SEC website at www.sec.gov.
Important Notice
The statements in this press release that are not historical facts may be forward-looking statements, including, without limitation, statements regarding the Company’s ability to return to compliance with the New York Stock Exchange’s (“NYSE”) continued listing standards. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of the geopolitical instability due to the ongoing military conflicts between Russia and Ukraine, Israel and Hamas and the U.S. and Israel against Iran, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, (d) inflationary conditions and higher interest rate environment, (e) economic uncertainties about the ultimate impact of tariffs imposed by, or imposed on, the United States and its trading relationships, (f) that any potential future acquisition or disposition is subject to market conditions and capital availability and may not be identified or be completed on favorable terms, or at all, and (g) that we may not be able to regain compliance with the NYSE continued listing requirements and rules, and the NYSE may delist the Company’s common stock, which could negatively affect the Company, the price of the Company’s common stock and shareholders’ ability to sell the Company’s common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on April 15, 2026 with the United States Securities and Exchange Commission (“SEC”) and all other filings with the SEC after that date, including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent report. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:
Investors:
Email: info@ar-global.com
Phone: (866) 902-0063

American Strategic Investment Co.
Condensed Consolidated Balance Sheets
(In thousands. except share and per share data)

	March 31, 2026	December 31, 2025
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$114,099	$114,099
Buildings and improvements	268,573	268,474
Acquired intangible assets	5,389	5,389
Total real estate investments, at cost	388,061	387,962
Less accumulated depreciation and amortization	(82,931)	(80,579)
Total real estate investments, net	305,130	307,383
Cash and cash equivalents	2,500	1,297
Restricted cash	5,664	6,750
Contract asset	110,902	108,648
Prepaid expenses and other assets	3,046	3,169
Straight-line rent receivable	15,258	15,421
Deferred leasing costs, net	2,507	2,492
Total assets	$445,007	$445,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$249,736	$249,565
Debt associated with property in receivership	99,000	99,000
Accrued interest associated with property in receivership	11,902	9,648
Accounts payable, accrued expenses and other liabilities (including amounts due to/(from) related parties of $1,653 and $(280) at March 31, 2026 and December 31, 2025, respectively)	23,523	18,739
Notes payable to related parties	1,050	650
Below-market lease liabilities, net	660	708
Deferred revenue	2,064	2,094
Total liabilities	387,935	380,404

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 2,692,941 shares issued and outstanding as of March 31, 2026 and December 31, 2025	27	27
Additional paid-in capital	731,884	731,793
Distributions in excess of accumulated earnings	(674,839)	(667,064)
Total stockholders’ equity	57,072	64,756
Total liabilities and equity	$445,007	$445,160

American Strategic Investment Co.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue from tenants	$7,348	$12,308

Operating expenses:
Asset and property management fees to related parties	1,552	1,868
Property operating	4,602	8,137
Equity-based compensation	91	92
General and administrative	2,313	3,135
Depreciation and amortization	2,520	3,591
Total operating expenses	11,078	16,823
Operating loss before gain on disposition of real estate investments	(3,730)	(4,515)
Gain on disposition of real estate investments	2,254	—
Operating loss	(1,476)	(4,515)
Other income (expense):
Interest expense	(4,048)	(4,083)
Interest expense associated with property in receivership	(2,254)	—
Other income	3	6
Total other expense	(6,299)	(4,077)
Net income (loss) before income tax	(7,775)	(8,592)
Income tax expense	—	—
Net income (loss) and Net income (loss) attributable to common stockholders	$(7,775)	$(8,592)

Net income (loss) per share attributable to common stockholders — Basic and Diluted	$(3.04)	$(3.39)
Weighted-average shares outstanding — Basic and Diluted	2,556,769	2,533,557

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended
	March 31, 2026	March 31, 2025
Net income (loss) and Net income (loss) attributable to common stockholders	$(7,775)	$(8,592)
Interest expense	4,048	4,083
Interest expense associated with property in receivership	2,254	—
Depreciation and amortization	2,520	3,591
EBITDA	1,047	(918)
Impairment of real estate investments	—	—
Gain on disposition of real estate investments	(2,254)	—
Equity-based compensation	91	92
Other (income) loss	(3)	(6)
Asset and property management fees paid in common stock to related parties in lieu of cash	—	—
Adjusted EBITDA	(1,119)	(832)
Asset and property management fees to related parties payable in cash	1,552	1,868
General and administrative	2,313	3,135
NOI	2,746	4,171
Accretion of below- and amortization of above-market lease liabilities and assets, net	(18)	(12)
Straight-line rent (revenue as a lessor)	138	102
Straight-line ground rent (expense as lessee)	—	(27)
Cash NOI	2,866	4,234

Non-GAAP Financial Measures
This release discusses the non-GAAP financial measures we use to evaluate our performance, including Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net loss, is provided above.
In December 2022 we announced that we changed our business strategy and terminated our election to be taxed as a REIT effective January 1, 2023, however, our business and operations have not materially changed in the third quarter of 2025. Therefore, we did not change any of the non-GAAP metrics that we have historically used to evaluate performance.
Caution on Use of Non-GAAP Measures
EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP metrics.
As a result, we believe that the use of these non-GAAP metrics, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, these non-GAAP metrics are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that these non-GAAP metrics should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for (i) impairment charges, (ii) interest income or other income or expense, (iii) gains or losses on debt extinguishment, (iv) equity-based compensation expense, (v) acquisition and transaction costs, (vi) gains or losses from the sale of real estate investments and (vii) expenses paid with issuances of common stock in lieu of cash is an appropriate measure of our ability to incur and service debt. We consider EBITDA and Adjusted EBITDA useful indicators of our performance. Because these metrics’ calculations exclude such factors as depreciation and amortization of real estate assets, interest expense, and equity-based compensation (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), these metrics; presentations facilitate comparisons of operating performance between periods and between other companies that use these measures. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other companies may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other companies.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other companies that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other companies. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other companies present Cash NOI.

Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.